EXHIBIT 99.1

CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER RELATING TO A PERIODIC REPORT
CONTAINING FINANCIAL STATEMENTS

I, E. Leon Daniel, Chief Executive Officer, and I, John O’Keefe, Chief Financial Officer, of Ivanhoe Energy Inc., hereby certify that:

     (a)  the Company’s periodic report on Form 10-Q for the quarterly period ended June 30, 2002 (the “Form 10-Q”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

     (b)  the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

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Chief Executive Officer

By:	/s/ E. Leon Daniel E. Leon Daniel

Date: August 12, 2002

Chief Financial Officer

By:	/s/ John O’Keefe John O’Keefe

Date: August 12, 2002